EXHIBIT 4.02


                                                                  EXECUTION COPY



                              INTERSIL CORPORATION

                                  200,000 Units

                                  consisting of
                        $200,000,000 Principal Amount of
       13 1/4% Senior Subordinated Notes Due 2009 of Intersil Corporation
                            and Warrants to Purchase
    5,555,560 Shares of Class A Common Stock of Intersil Holding Corporation


                               PURCHASE AGREEMENT


                                                                  August 6, 1999


Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
         c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, NY 10010-3629

Ladies and Gentlemen:

     1. Introductory. Intersil Corporation, a Delaware corporation (the "Company") and Intersil Holding Corporation, a Delaware corporation ("Intersil Holding" and, together with the Company, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Initial Purchasers") 200,000 units (the "Units"), each Unit consisting of one of the Company's 13 1/4% Senior Subordinated Notes Due 2009 in a principal amount of $1,000 (the "Notes") and one Warrant (each a "Warrant") to purchase 27.7778 shares of Class A common stock, par value $0.01 per share, of Intersil Holding. The Notes will be unconditionally guaranteed (each, a "Guaranty") on a senior subordinated basis by each of Intersil Holding and the Company's subsidiaries listed on Schedule B hereto (the "Subsidiary Guarantors" and, together with Intersil Holding, the "Guarantors"). The Notes will also be guaranteed by each existing and subsequently organized domestic subsidiary of the Company that becomes a guarantor pursuant to the Indenture (as defined). The Notes will be issued under an indenture dated as of August 13, 1999 (the "Indenture"), among the Company, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The Warrants will be issued under a warrant agreement dated as of August 13, 1999 (the "Warrant Agreement"), between Intersil Holding and United States Trust Company of New York, as warrant agent (the "Warrant Agent"). The Notes and the Guaranties are together referred to as the "Offered Notes". The Units, the Offered Notes and the Warrants are collectively referred to herein as the "Offered Securities". The United States Securities Act of 1933 is herein referred to as the "Securities Act".

     Pursuant to the Master Transaction Agreement dated June 2, 1999 (the "Master Transaction Agreement") among Harris Corporation ("Harris"), Intersil Holding and the Company, the following transactions (collectively, the "Transactions") will occur concurrently with the consummation of the offering of the Units (the "Offering"): (i) Harris will transfer to the Company and Intersil Holding selected portions of the assets and certain of the liabilities of the Harris semiconductor business in exchange for (a) $520.0 million in cash and (b) a subordinated pay-in-kind promissory note of Intersil Holding in the principal amount of $90.0 million; (ii) Harris will pay about

$9.0 million in cash to Intersil Holding to purchase shares of its 12% Series A Cumulative Compounding Preferred Stock and common stock (the "Holdings Preferred Stock" and the "Holdings Common Stock", respectively); (iii) Intersil Holding will sell to (a) Sterling Holding Company, LLC ("Sterling") shares of its Holdings Preferred Stock and Holdings Common Stock and (b) senior management, other key employees and certain other investors shares of Holdings Common Stock, for a total of about $81.0 million in cash; (iv) Intersil Holding will contribute cash in the amount of $90.0 million to the Company's capital as well as certain assets with a fair market value of about $90.0 million; (v) Citicorp Mezzanine Partners, L.P. ("Citicorp") will contribute $30.0 million in cash to Intersil Holding in exchange for 13.5% subordinated pay-in-kind notes due 2010 of Intersil Holding and a warrant to purchase about 5.6 million shares of Class A Holdings Common Stock; (vi) Intersil Holding will contribute cash in the amount of $30.0 million received from Citicorp to the Company; and (vii) the Company will borrow $220.0 million under a credit agreement and related documentation among the Company, certain lenders parties thereto, and Credit Suisse First Boston, Salomon Smith Barney Inc. and Morgan Guaranty Trust Company of New York, as agents (the "Credit Agreement"), and receive the net proceeds from the issuance of the Offered Securities.

     Holders (including subsequent transferees) of the Notes will be entitled to the benefit of a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will be obligated to file with the Securities and Exchange Commission (the "Commission")
(i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act registering an issue of senior subordinated notes of the Company guaranteed by the Guarantors (the "Exchange Securities") which shall be identical in all material respects to the Offered Notes (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Offered Notes (the "Registered Exchange Offer")and (ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act.

     This Agreement, the Indenture, the Registration Rights Agreement and the Warrant Agreement are referred to herein collectively as the "Operative Documents". The agreements relating to the Transactions are referred to herein collectively as the "Transaction Documents".

     The Issuers and the Guarantors jointly and severally agree with the Initial Purchasers as follows:

     2. Representations and Warranties of the Issuers and the Guarantors. As used in this Section 2 only, references to the "Company", "Intersil Holding", the "Issuers" or "its subsidiaries" shall mean the Company, Intersil Holding, the Issuers or their subsidiaries, prior to the consummation of the Transactions, and shall mean the Company, Intersil Holding, the Issuers or their subsidiaries, including the purchased assets and the assumed liabilities of the semiconductor business of Harris, effective upon the consummation of the Transactions. The Issuers and the Subsidiary Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchasers that:

     (a) A confidential preliminary offering circular, dated July 21, 1999 (the "Preliminary Offering Circular"), and a confidential offering circular, of even date herewith (the "Offering Circular") relating to the Offered Securities to be offered by the Initial Purchasers have been prepared by the Issuers. Such Preliminary Offering Circular and Offering Circular, as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "Offering Documents". As of their respective dates and, in the case of the Offering Circular, as of the date of this Agreement, no Offering Document includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from an Offering Document based upon written information furnished to the Issuers by any Initial Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The written information furnished by either of the Issuers and expressly identified as the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 4.02 of the Indenture and in accordance with Rule 144A(d)(4) under the Securities Act (the "Additional Issuer Information") does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Documents based upon written information furnished to the Issuers by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

     (b) Each of the Issuers has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Offering Documents; and each of the Issuers is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, financial condition, liabilities or prospects of Intersil Holding, the Company and its subsidiaries taken as a whole, or would not materially and adversely affect the ability of either of the Issuers or any of the Subsidiary Guarantors to perform its obligations under the Operative Documents and the Transaction Documents (a "Material Adverse Effect").

     (c) Each of the Company's subsidiaries has been duly incorporated or formed and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Offering Documents; each of the Company's subsidiaries is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not have Material Adverse Effect;

     (d) All of the issued and outstanding capital stock of the Issuers and each of their subsidiaries that are corporations has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each of the Issuers and each of their subsidiaries that are corporations, owned directly or indirectly, is owned free from liens, encumbrances and defects except liens and encumbrances arising under or not prohibited by the Credit Agreement.

     (e) As of the date hereof, the Company does not, and after giving effect to the consummation of the Transactions the Company will not, have any significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) other than the subsidiaries listed in Schedule B hereto and the Company's wholly owned Malaysian subsidiary. As of the date hereof, Intersil Holding has no direct subsidiaries other than the Company.

     (f) The Offered Notes have been duly authorized by the Company and Intersil Holding; as of the Closing Date (as hereinafter defined), each Guaranty will have been duly authorized by the respective Subsidiary Guarantor; and the Indenture has been duly authorized by the Company and Intersil Holding and as of the Closing Date (as hereinafter defined), each of the Subsidiary Guarantors. When the Offered Notes are delivered and paid for and authenticated by the Trustee in accordance with the terms of this Agreement and the Indenture on the Closing Date (as hereinafter defined): (i) such Offered Notes will have been duly executed, authenticated, issued and delivered by the Company and each Guarantor, will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and will conform in all material respects to the description thereof contained in the Offering Documents; and (ii) the Indenture will have been duly executed and delivered by the Company and each of the Guarantors, will constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and will conform in all material respects to the description thereof contained in the Offering Documents.

     (g) The Units have been authorized by the Issuers. When Units are delivered and paid for in accordance with the terms of this Agreement on the Closing Date (as hereinafter defined), the Units will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and will conform in all material respects to the description thereof contained in the Offering Documents.

     (h) The Warrants delivered on the Closing Date (as defined hereinafter) are convertible into shares of Class A Holdings Common Stock in accordance with the terms of the Warrant Agreement; the shares of Class A Holdings Common Stock initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Class A Holdings Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Circular; and the stockholders of Intersil Holding have no preemptive rights with respect to the Warrants or the shares of Class A Holdings Common Stock, except as disclosed in the Offering Circular;

     (i) The Warrant Agreement has been duly authorized by Intersil Holding; and when the Warrants are delivered and paid for pursuant to this Agreement on the Closing Date, the Warrant Agreement will have been duly executed and delivered by Intersil Holding, such Warrants will conform in all material respects to the description thereof contained in the Offering Documents and the Warrant Agreement and the Warrants will constitute valid and legally binding obligations of Intersil Holding, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

     (j) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and Intersil Holding and, as of the Closing Date, will have been duly authorized, executed and delivered by each of the Subsidiary Guarantors and conforms in all material respects to the description thereof contained in the Offering Documents. The Registration Rights Agreement constitutes a valid and legally binding obligation of the Company and Intersil Holding and, when executed and delivered by the Subsidiary Guarantors on the Closing Date (as defined hereinafter), each of the Subsidiary Guarantors and is enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and except that any rights to indemnity and contribution may be limited by Federal and state securities laws and public policy considerations.

     (k) Except as contemplated by this Agreement or disclosed in the Offering Documents, there is no broker, finder or other party engaged by either of the Issuers or any of their affiliates that is entitled to receive from either of the Issuers, any of the Company's subsidiaries or the Initial Purchasers any brokerage or finder's fee or other like payment as a result of the transactions contemplated by this Agreement.

     (l) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 of this Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the performance by any of the Issuers or the Guarantors of its obligations under the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Issuers, except as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by state securities or blue sky laws in connection with the offer and sale of the Offered Securities.

     (m) The execution, delivery and performance by each of Sterling, the Issuers and the Guarantors of the Operative Documents and the Transaction Documents (to the extent a party thereto) and the issuance and sale of the Offered Securities by the Issuers and compliance with the terms and provisions of the foregoing will not (i) result in a violation of any of the terms and provisions of any material statute, rule or regulation, domestic or foreign, applicable to Sterling, Intersil Holding, the Company or any subsidiary of the Company or any order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Sterling, Intersil Holding, the Company or any subsidiary of the Company or any of their properties; (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument relating to borrowed money to which Sterling, Intersil Holding, the Company or any such subsidiary is a party or by which Sterling, Intersil Holding, the Company or any such subsidiary is bound or to which any of the properties of Sterling, Intersil Holding, the Company or any such subsidiary is subject or any other agreement or instrument to which Sterling, Intersil Holding, the Company or any such subsidiary is a party or by which Sterling, Intersil Holding, the Company or any such subsidiary is bound or to which any of the properties of Sterling, Intersil Holding, the Company or any such subsidiary is subject; or (iii) result in a violation of the charter or by-laws of Sterling, Intersil Holding, the Company or any subsidiary of the Company. The Issuers and each of the Guarantors have the power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

     (n) Each of the Transaction Documents (i) has been duly authorized by Sterling, Intersil Holding and the Company (to the extent a party thereto), (ii) as of the Closing Date (as hereinafter defined), will have been executed and delivered by Sterling, the Company and Intersil Holding (to the extent a party thereto) and, to the knowledge of the Company and the Guarantors, each of the other parties thereto and authorized, executed and delivered by each of the Subsidiary Guarantors (to the extent a party thereto) and (iii) conforms in all material respects to the description thereof contained in the Offering Documents. Each of the Transaction Documents will, when so executed, constitute a valid and legally binding obligation of Sterling, Intersil Holding, the Company and each of the Subsidiary Guarantors, as the case may be, and will be enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     (o) To the knowledge of the Issuers and the Subsidiary Guarantors, the execution, delivery and performance by each of the other parties to any Transaction Document and compliance with the terms and provisions of any such Transaction Document will not (i) result in a violation of the terms and provisions of any material statute, rule or regulation, domestic or foreign, applicable to any such party or any order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any such party or any of their respective properties; (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument relating to borrowed money to which any such party is a party or by which any such party is bound or to which the properties of any such party is subject or any other agreement or instrument known to the Company to which any such party is a party or by which their respective properties are bound or subject except, in the case of any such other agreement or instrument, where such breach, violation or default would not have a Material Adverse Effect; or
(iii) result in a violation of any of the terms and provisions of the charter or bylaws of any such party.

     (p) This Agreement has been duly authorized, executed and delivered by the Issuers, and as of the Closing Date, will be duly authorized, executed and delivered by each of the Subsidiary Guarantors.

     (q) Except as disclosed in the Offering Documents, Intersil Holding, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and necessary to conduct the business now operated by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Documents, Intersil Holding, the Company and its subsidiaries hold any leased real or personal property necessary to the conduct of the business now operated by them under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (r) Intersil Holding, the Company and its subsidiaries possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

     (s) No material labor dispute with the employees of Intersil Holding, the Company or any of its subsidiaries exists or, to the knowledge of the Issuers, is imminent.

     (t) Except as disclosed in the Offering Documents, Intersil Holding, the Company and its subsidiaries own, possess or can acquire on reasonable terms the trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others.

     (u) Except as disclosed in the Offering Documents, neither Intersil Holding nor the Company or any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) owns or operates any real property which to the actual knowledge of any such party is contaminated with any substance that is subject to any environmental laws, (iii) is in receipt of any written notice which asserts liability for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is in receipt of any written notice which asserts a claim against any such party which relates to any environmental laws, which violation, contamination, liability or claim referred to in clauses (i), (ii), (iii) or (iv) would individually or in the aggregate have a Material Adverse Effect; and the Issuers are not aware of any pending investigation which might lead to such a claim except for any such claim that would not have a Material Adverse Effect.

     (v) Except as disclosed in the Offering Documents, there are no actions, suits or proceedings pending against any of Intersil Holding, the Company, any of its subsidiaries or any of their respective properties that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and, to either of the Issuer's knowledge, no such actions, suits or proceedings are threatened.

     (w) The consolidated financial statements with respect to the Company included in the Offering Documents present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the unaudited pro forma consolidated financial statements included in the Offering Documents comply as to form in all material respects with generally accepted accounting principles and (A) management of the Issuers believes the assumptions underlying the pro forma and supplemental adjustments are reasonable, (B) such adjustments have been properly applied to the historical amounts in the compilation of such statements and (C) such statements fairly present, with respect to the Company and its subsidiaries, the combined pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified.

     (x) Except as disclosed in the Offering Documents, since the date of the latest audited consolidated financial statements of the Company included in the Offering Documents, there has been no material adverse change nor any development or event involving a prospective material adverse change in the business, assets, operations, properties, financial condition, liabilities or prospects of the Company and its subsidiaries taken as a whole.

     (y) Except as disclosed in the Offering Documents, since the date of the latest audited consolidated financial statements included in the Offering Documents, to the Company's knowledge, there has been no material adverse change nor any development or event involving a prospective material adverse change in the business, assets, operations, properties, financial condition, liabilities or prospects of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Documents, there has been no dividend or distribution of any kind declared, paid or made by the on any class of its capital stock.

     (z) None of the Issuers or Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), or a closed-end investment company required to be registered, but not registered, thereunder; and neither of the Issuers nor any of the Subsidiary Guarantors is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Documents, will be an "investment company" as defined in the Investment Company Act.

     (aa) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (the "Exchange Act") or quoted in a U.S. automated interdealer quotation system.

     (bb) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof, the offer and sale of Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Offered Notes under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (cc) None of the Issuers, the Subsidiary Guarantors, any of their affiliates, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Issuers, the Subsidiary Guarantors, their affiliates and any person acting on any of their behalf (other than the Initial Purchasers) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuers or the Subsidiary Guarantors has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (dd) Neither the Company nor any of its affiliates has any current plans to reincorporate or incorporate any of Harris Semiconductor, Inc., Harris Semiconductor (Ohio), Inc. or Harris Semiconductor (Pennsylvania), Inc.

     3. Purchase, Sale and Delivery of the Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of $970.00 per Unit plus accrued interest (if any) from August 13, 1999 to the Closing Date (as hereinafter defined), the respective number of Units set forth opposite the names of the Purchasers on Schedule A hereto.

     The Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Documents. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same-day) funds by wire transfer to an account previously designated to CSFBC by the Issuers at a bank acceptable to CSFBC at the office of Cravath, Swaine & Moore at 10:00 a.m. (New York time), August 13, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Issuers determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of

Cravath, Swaine & Moore not later than 1 p.m. on the business day prior to the Closing Date.

     4. Representations by the Initial Purchasers; Resale by the Initial Purchasers. (a) Each Initial Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither any Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and each Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Initial Purchaser severally represents, warrants and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuers.

     (d) Each Initial Purchaser severally agrees that it and each of its affiliates or any one acting on its behalf will not offer or sell the Offered Securities purchased hereby in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each of the Initial Purchasers severally represents, warrants and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Offered Securities will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities

Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on to any person, in the United Kingdom, any document received by it in connection with the issuance of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (f) Each Initial Purchaser represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Offered Securities from, (ii) it has not sold, and will not sell, any of the Offered Securities to, and (iii) it has not distributed, and will not distribute, the Offering Documents to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

     5. Certain Agreements of the Issuers. The Issuers agree with the Initial Purchasers that:

     (a) The Issuers will advise CSFBC promptly of any proposal to amend or supplement the Offering Documents and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers and prior to the completion of the Registered Exchange Offer, any event occurs as a result of which the Offering Documents as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor any Initial Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

     (b) The Issuers will furnish to CSFBC copies of the Offering Documents and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Issuers will furnish to CSFBC on the date hereof three copies of the Offering Documents signed by a duly authorized officer of each of the Issuers, one of which will include the independent accountants' reports included in or requested in connection with the Offering Circular manually signed by such independent accountants. At any time when the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Offered Securities are outstanding, the Issuers will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

     (c) The Issuers will arrange, in cooperation with the Initial Purchasers and their counsel, for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required to complete the resale of the Offered Securities by the Initial Purchasers; provided, however, that the Issuers will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (d) During the period of three years after the Closing Date, the Issuers will furnish to CSFBC and, upon request, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, if any such report is prepared and circulated; and the Issuers will furnish to CSFBC and, upon request, to each of the other Initial Purchasers (i) as soon as available, a copy of any reports, notices or communications sent to securityholders generally, including if applicable a copy of each report and any definitive proxy statement of either of the Issuers filed with the Commission under the Exchange Act, and (ii) from time to time, such other information concerning the Issuers as CSFBC may reasonably request.

     (e) During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Issuers will, upon request, furnish to CSFBC, each of the other Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), neither of the Issuers will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act or is, or will be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

     (h) The Issuers will pay all expenses incidental to the performance of its obligations under the Operative Documents, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of the Offered Securities, the Offering Documents and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") of the

Nasdaq Stock Market, Inc. and any expenses incidental thereto; and (iv) the cost of any advertising approved by the Company in connection with the issuance of the Offered Securities. The Company will also pay or reimburse the Initial Purchasers (to the extent incurred by the Initial Purchasers) for any reasonable expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, for all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers and for expenses incurred in distributing the Offering Documents (including any amendments and supplements thereto).

     (i) In connection with the offering, until CSFBC shall have notified the Issuers and the other Initial Purchasers of the completion of the resale of the Offered Securities, neither of the Issuers nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) For a period of 90 days after the date of the Offering Circular, neither the Issuers nor any of their subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by Intersil Holding, the Company or any of its subsidiaries in any transaction involving a public offering or a private placement in connection with intended resale under Rule 144A under the Securities Act and having a maturity of more than three years from the date of issue or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC. Neither Intersil Holding, the Company nor any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     (k) The Issuers will apply the net proceeds of the offering and the sale of the Offered Securities in the manner set forth in the Offering Documents under the caption "Use of Proceeds".

     (l) The Issuers will use their best efforts in cooperation with the Initial Purchasers to cause the Offered Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

     (m) The Issuers will cause each Offered Security to bear the legend set forth in the form of the Note attached as Exhibit 1 to the Rule 144A/Regulation S Appendix to the Indenture and/or the form of the Warrant attached as Exhibit A to the Warrant Agreement, as the case may be, until such legend shall no longer be necessary or advisable because the Offered Securities are no longer subject to the restrictions on transfer described therein.

     (n) On the Closing Date, the Initial Purchasers shall receive one or more counterparts of the Purchase Agreement and the Registration Rights Agreement which shall have been duly executed and delivered by duly authorized officers of each of the Subsidiary Guarantors.

     6. Conditions of the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy, in all material respects, of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance, in all material respects, by the Issuers of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

          (i) in their opinion the financial statements examined by them and included in the Offering Documents comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

          (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) at a specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at such date, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Documents; or

               (B) for the period from the closing date of the latest income statement included in the Offering Documents to a specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income consolidated, net income or in the ratio of earnings to fixed charges;

     except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which are described in such letter;

          (iii) in their opinion, with respect to the unaudited pro forma condensed consolidated balance sheet as of July 2, 1999, and the unaudited pro forma condensed consolidated statements of income for the year ended July 2, 1999 included in the Offering Documents, (A) the assumptions of each of the Issuer's management provide a reasonable basis for presenting the significant effects directly attributable to the transactions described in the introductory information to these unaudited pro forma condensed consolidated financial statements, (B) the related pro forma adjustments give appropriate effect to those assumptions and (C) the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in these pro forma condensed consolidated financial statements; and

          (iv) on the basis of a reading of the pro forma condensed consolidated financial statements referred to in 6(a)(iii) above and inquiries of officials of the Issuers who have responsibility for financial and accounting matters about whether these unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X, nothing came to their attention that caused them to believe that these unaudited pro forma condensed consolidated financial statements included in the Offering Documents do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X,

          (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Documents to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuers and its subsidiaries subject to the internal controls of the Issuers' accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls that would, in the reasonable judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii)(A) any change, or any development or event involving a prospective change, in the business, assets, operations, properties, financial condition, liabilities or prospects of the Issuers and their subsidiaries taken as a whole which, in the reasonable judgment of CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of either Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of either Issuer on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

     (c) Concurrently with or prior to the issue and sale of the Offered Securities by the Issuers, the Transactions shall be consummated on terms that conform in all material respects to the description thereof in the Offering Documents and the Initial Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Initial Purchasers of the consummation thereof.

     (d) Concurrently with or prior to the issuance and sale of the Offered Securities by the Issuers, the Company and Intersil Holding shall have entered into the Credit Agreement and the initial borrowings thereunder shall have occurred. The Initial Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Credit Agreement. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Transactions) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Credit Agreement or any other Transaction Document.

     (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Dechert Price & Rhoads, counsel for the Issuers and the Guarantors, to the effect that:

          (i) each of the Issuers has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Offering Circular; and each of the Issuers is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in such opinion;

          (ii) each of the Company's domestic subsidiaries has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Offering Circular; and each is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in such opinion;

          (iii) all of the issued and outstanding capital stock of the Issuers and the Subsidiary Guarantors that are corporations has been duly authorized and validly issued and is fully paid and nonassessable and conforms in all material respects to the description thereof in the Offering Circular;

          (iv) insofar as is known to such counsel, to the extent the Offering Circular contains summaries of statutes, legal proceedings or agreements to which any of Intersil Holding, the Company or any of its subsidiaries is a party (or provisions thereof) referred to therein, such statements are true and correct in all material respects;

          (v) the Issuers and the Subsidiary Guarantors have duly authorized the execution, delivery and performance of the Offered Securities, Operative Documents and the consummation of the transactions contemplated thereby;

          (vi) the Operative Documents constitute valid and legally binding obligations of the Issuers and the Subsidiary Guarantors, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and except that any rights to indemnity and contribution may be limited or prohibited by Federal and state securities laws and public policy considerations; the Offered Securities have been duly authorized and executed by the Issuers and conform in all material respects to the description thereof in the Offering Circular;

          (vii) each of the Guaranties has been duly authorized and executed by the respective Guarantor, and, assuming the Notes have been duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Offered Notes constitute valid and legally binding obligations of the Company and each of the Guarantors, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies;

          (viii) the Warrants delivered on the Closing Date (as defined herein) are convertible into shares of Class A common stock of Intersil Holding in accordance with the term of the Warrant Agreement; the shares of Class A common stock of Intersil Holding initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Class A common stock of Intersil Holding have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Circular; and the stockholders of Intersil Holding have no preemptive rights with respect to the Warrants or the shares of Class A common stock, except as disclosed in the Offering Circular;

          (ix) assuming the accuracy of the representation and warranty of the Issuers and the Subsidiary Guarantors contained in Section 2(y) of this Agreement and the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 of this Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the performance by any of the Issuers or Subsidiary Guarantors of its obligations under the Operative Documents or in connection with the issuance and sale of the Offered Notes Securities by the Issuers and the issuance of the Guaranties by the Guarantors, except such as have been obtained or made or as may be required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by state securities or blue sky laws in connection with the offer and sale of the Offered Securities;

          (x) the execution, delivery and performance, of the Operative Documents and the Transaction Documents by Sterling, Intersil Holding, the Company and the Subsidiary Guarantors (to the extent a party thereto) and the issuance and sale of the Offered Securities by the Issuers and compliance with the terms and provisions of the foregoing will not (A) result in a breach or violation of any of the terms and provisions of (1) any material New York or Federal statute, rule or regulation applicable to any of Intersil Holding, the Company or any Subsidiary Guarantor or (2) any order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of Intersil Holding, the Company, any Subsidiary Guarantor or any of their properties and which order is known to such counsel, or, (B) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Transaction Documents listed in such opinion, or (C) result in a violation of the charter or by-laws of Intersil Holding, the Company or any Subsidiary Guarantor;

          (xi) other than those already obtained or applied for, no consent, approval, authorization or order of, or filing with, any New York or Federal government agency or body or any New York or Federal court is required in connection with the consummation of the transactions contemplated by the Transaction Documents by Sterling, the Issuers or any of the Subsidiary Guarantors except for such consents, approvals, authorizations, orders or filings the failure of which to obtain or make would not result in a Material Adverse Effect;

          (xii) each of the Transaction Documents has been duly authorized by each of Sterling, the Issuers and the Subsidiary Guarantors (to the extent a party thereto) and will, when duly executed, constitute a valid and legally binding obligation of each of Sterling, the Issuers and the Subsidiary Guarantors (to the extent a party thereto) and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies;

          (xiii) except as disclosed in the Offering Documents, insofar as is known to such counsel, there are no actions, suits or proceedings threatened or pending against Intersil Holding, the Company or any of its subsidiaries or any of their respective properties that if determined adversely to Intersil Holding, the Company or any such subsidiary would be reasonably likely to have a Material Adverse Effect;

          (xiv) neither of the Issuers nor any of the Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or a closed-end investment company required to be registered, but not registered, thereunder; and neither of the Issuers nor any of the Subsidiary Guarantors is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Documents, will be an "investment company" as defined in the Investment Company Act;

          (xv) assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 of this Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act (it being understood that no opinion shall be expressed as to any subsequent resale of any Offered Securities); and it is not necessary to qualify the Indenture under the Trust Indenture Act; and

          (xvi) in addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Issuers and the Subsidiary Guarantors and representatives of the Initial Purchasers and its counsel during which the contents of the Offering Circular and related matters were discussed and reviewed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, on the basis of the information that was developed in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law, that nothing came to their attention that caused them to believe that the Offering Circular or any amendment or supplement thereto made prior to the Closing Date (other than the financial statements and schedules and the other financial and statistical data included therein, as to which such counsel need express no belief), as of the date of the Offering Circular or any such amendment or supplement thereto and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Initial Purchasers (which opinion will be attached thereto) and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and the federal laws of the United States. Such opinion may also be given by other counsel satisfactory to the Initial Purchasers instead of Dechert Price & Rhoads as it relates to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States.

          (f) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Documents, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Initial Purchasers shall have received a certificate:

          (i) dated the Closing Date, of the Chief Executive Officer and a principal financial or accounting officer of each of the Issuers and the Subsidiary Guarantors in which such officers, in their capacity as such officers, on behalf of the applicable Issuer or Guarantor, shall state that the representations and warranties of that Issuer or Guarantor in this Agreement are true and correct, that the applicable Issuer or Guarantor has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and, in the case of the Company, that subsequent to the date of the most recent consolidated financial statements of the Company in the Offering Circular there has been no material adverse change nor any development or event involving a prospective material adverse change, in the business, assets, operations, properties, financial condition, liabilities or prospects of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Offering Circular or as described in such certificate.

     (h) The Initial Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

     (i) The Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Initial Purchasers shall have received an executed counterpart thereof.

     (j) Each of the Subsidiary Guarantors shall have become a party to this Agreement and the Registration Rights Agreement and shall be subject to all the terms and provisions of each, and all representations and warranties regarding the Guarantors contained herein shall be true and correct.

     The Issuers will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Issuers and the Subsidiary Guarantors will, jointly and severally, indemnify and hold harmless each Initial Purchaser, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuers or any of the Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or Additional Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuers' failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that such information only consists of the information described as such in subsection (b) below; and provided further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of such Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Circular if the Issuers had previously furnished copies thereof to such Initial Purchaser and the Offering Circular corrected such untrue statement or omission or alleged untrue statement or omission.

     (b) The Initial Purchasers, severally and not jointly, will indemnify and hold harmless the Guarantors, the Issuers, its directors and officers and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which either of the Issuers or a Guarantor, as the case may be, may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors by such Initial Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Issuer or Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Documents furnished on behalf of the Initial Purchasers: the table, the first sentence of the third paragraph, the third and fourth sentences of the eighth paragraph, the ninth paragraph and the third, fourth and fifth sentences of the last paragraph under the caption "Plan of Distribution"; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon either of the Issuer's failure to perform its obligations under Section 5(a) of this Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party counsel, together with one local counsel in each jurisdiction, shall act on behalf of all the indemnified parties with respect to such action), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Issuers and the Subsidiary Guarantors bear to the total discounts and commissions received by the Initial Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by one of the Issuers or a Subsidiary Guarantor or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include, subject to the limitations on legal and other expenses set forth in Sections 7(a) and 7(b), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (e) The obligations of the Issuers and the Subsidiary Guarantors under this Section shall be in addition to any liability which the Issuers and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers and the Guarantors within the meaning of the Securities Act or the Exchange Act.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in Section 6(b)(i) or clause (C), (D) or (E) of Section 6(b)(ii), the Issuers will reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them as Initial Purchasers in connection with the offering of the Offered Securities.

     9. Default of Initial Purchasers. If any Initial Purchaser defaults in its obligation to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase does not, together with the aggregate principal amount of all Offered Securities failed to be purchased by other Initial Purchasers, exceed 10% of the total number of Units, CSFBC may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the total number of Units with respect to which such default or defaults occur exceeds 10% of the total number of Units and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers, except as provided in Section 8. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

     10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to it at Intersil Corporation, 2401 Palm Bay Road NE, Palm Bay, Florida 32919, Attention: General Counsel, with a copy to Dechert Price & Rhoads, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Christopher G. Karras; provided, however, that any notice to an Initial Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

     11. Representation of the Initial Purchasers. CSFBC will act for the several Initial Purchasers in connection with this Purchase Agreement, and any action under this Agreement taken by CSFBC will be binding upon all the Initial Purchasers.

     12. Representations and Agreements of the Guarantors. All representations and warranties regarding a Guarantor shall be deemed to have been made as of, and all agreements of the Guarantor shall be effective following, the date it becomes a party hereto. Notwithstanding this section, this Agreement will be binding as between the Issuers and the Initial Purchasers as of and following the date hereof.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of
Section 5(b) hereof against the Issuers as if such holders were parties thereto.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers, the Guarantors and the Initial Purchasers in accordance with its terms.



                                Very truly yours,


                                INTERSIL CORPORATION,
                                as Issuer

                                By /s/ Gregory L. Williams
                                   -----------------------
                                   Gregory L. Williams
                                   Chief Executive Officer


                                INTERSIL HOLDING CORPORATION,
                                as Issuer and as Guarantor,

                                By /s/ Gregory L. Williams
                                  -----------------------
                                  Gregory L. Williams
                                  Chief Executive Officer



                                HARRIS SEMICONDUCTOR, LLC,
                                HARRIS SEMICONDUCTOR (OHIO), LLC,
                                HARRIS SEMICONDUCTOR (PENNSYLVANIA), LLC,
                                CHOICE MICROSYSTEMS, INC.,
                                as Guarantors,

                                by /s/ Gregory L. Williams
                                   -----------------------
                                   Gregory L. Williams
                                   Chief Executive Officer
                                   Date: August 13, 1999




The foregoing Purchase Agreement is
hereby confirmed and accepted as of
the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.

by: CREDIT SUISSE FIRST BOSTON CORPORATION

By /s/ Harold W. Bogle
   -------------------
   Harold W. Bogel
   Managing Director

                                   SCHEDULE A




                                                 Number of
Purchaser                                          Units
---------                                        ---------
Credit Suisse First Boston Corporation           $120,000

J. P. Morgan Securities Inc.                       40,000

Salomon Smith Barney Inc.                          40,000

         Total                                   $200,000
                                                 ========

                                   SCHEDULE B


                                                                 Place of
Guarantor                                                       Formation
---------                                                       ---------
Harris Semiconductor, LLC                                        Delaware


Harris Semiconductor (Ohio), LLC                                 Delaware


Harris Semiconductor (Pennsylvania), LLC                         Delaware


Choice Microsystems, Inc.                                         Kansas